Exhibit 99.1

Contacts:
URS Corporation                                                                      Sard Verbinnen & Co
H. Thomas Hicks                                                                      Hugh Burns/Jane Simmons
Vice President                                                                                (212) 687-8080
& Chief Financial Officer
(415) 774-2700

URS CORPORATION REPORTS SECOND QUARTER 2008 RESULTS

Revenues Increase 104%, Net Income up 61% from Second Quarter 2007 Results

Full Year Guidance Raised

SAN FRANCISCO, CA – August 6, 2008 – URS Corporation (NYSE: URS) today reported its financial results for the second quarter of fiscal 2008, which ended on June 27, 2008.  Revenues for the quarter were $2.53 billion, compared with revenues of $1.24 billion during the second quarter of 2007, a 103.5% increase.  Net income for the second quarter of 2008 was $59.4 million, a 61.4% increase from the $36.8 million reported for the corresponding period in 2007, and earnings per share (“EPS”) for the second quarter of 2008 was $0.72, fully diluted, 2.9% higher than the fully diluted EPS of $0.70 for the same period last year.  The results for the quarter ended June 27, 2008 include the operations obtained through the acquisition of Washington Group International, Inc. (“WGI”).

During the second quarter of 2008, URS recorded a non-cash amortization expense of $13.3 million pre-tax, or $0.09 per share on an after-tax basis, for amortization of the intangible assets associated with the WGI acquisition.  Excluding this expense, net income for the second quarter of 2008 was $67.0 million, or $0.81 per share, fully diluted.  A table reconciling net income and EPS, excluding the non-cash amortization expense of purchased intangibles, to net income and EPS reported under generally accepted accounting principles (“GAAP”), is attached to this release and is available on the investor relations section of the Company’s website at: www.urscorp.com.  For the purpose of calculating diluted EPS, weighted-average shares outstanding were 82.7 million for the second quarter of 2008.

Commenting on the Company’s financial results, Martin M. Koffel, Chairman and Chief Executive Officer, stated: “We are pleased with the Company’s strong second quarter results. Our performance underscores the strength of the new URS and the successful implementation of our strategy to build our capabilities across growth markets, including power and oil and gas.  The addition of the Washington Division late last year, which was a key component of this strategy, has transformed our business. Over the past several months, URS has won several significant contracts based on the combined expertise and resources of the URS, EG&G and Washington Divisions.”

Mr. Koffel continued: “Given this quarter’s performance, the underlying strength of our business, and our expectations for the full year, we have raised our guidance.”

Business Segment Results

In addition to providing consolidated financial results, URS reports separate financial information for its three divisions: the URS Division, the EG&G Division and the Washington Division.  The URS Division performs program management, planning, design and engineering, and construction management services in the federal, infrastructure, and industrial and commercial markets.  The EG&G Division primarily serves the federal market, providing program management, systems engineering and technical assistance, and operations and maintenance services to the U.S. Departments of Defense, State, Homeland Security and Treasury, NASA and other agencies.  The Washington Division provides program management, planning, design and engineering, construction, operations and maintenance, and decommissioning and closure services to customers in the power, infrastructure, industrial and commercial and federal markets.

Following the WGI acquisition, URS realigned certain businesses among its three operating segments, effective for fiscal year 2008.  Consequently, quarterly results for each division are not comparable to the second quarter of last year.  For the second quarter of 2008:

URS Division reported revenues of $887.6 million and operating income of $67.0 million.

EG&G Division reported revenues of $576.2 million and operating income of $32.7 million.

Washington Division reported revenues of $1.08 billion and operating income of $55.2 million.

Outlook for the Remainder of Fiscal 2008

URS announced that it has revised its outlook for fiscal 2008 based on the Company's continued positive outlook for its underlying businesses.  URS continues to expect that fiscal 2008 revenues will be approximately $9.8 billion.  Assuming this revenue expectation is met, URS now expects that 2008 net income will be between $197 and $207 million, compared to its prior estimate of $187 and $197 million, and EPS will be in the range of $2.36 to $2.48.  Previously, URS expected EPS would be between $2.24 and $2.36.

URS also now expects that fiscal 2008 net income, excluding $54 million of pre-tax amortization of intangible assets related to the WGI acquisition, will be between $228 and $238 million, or between $2.73 and $2.85 per share, on a fully diluted basis, rather than the previous expectation of $218 and $228 million, or $2.61 to $2.73 per share.  A table reconciling expected net income and EPS excluding the charge for amortization of purchased intangibles, to expected GAAP net income and EPS is attached to this release and is available on the investor relations section of the Company’s website at: www.urscorp.com.

In addition, the Company now expects that its effective tax rate in 2008 will be approximately 42%, rather than the previously expected 41.5%.  The Company reaffirmed its expectation that fully diluted weighted average shares outstanding will be approximately 83.5 million.  And finally, URS now expects net interest expense in 2008 to be approximately $90 million.

Webcast Information

URS will host a dial-in conference call on Thursday, August 7, 2008 at 11:00 a.m. (EDT) to discuss its second quarter fiscal 2008 results.  A live webcast of this call will be available on the investor relations portion of URS’ website at www.urscorp.com.

URS Corporation is a leading provider of engineering, construction and technical services for public agencies and private sector companies around the world.  The Company offers a full range of program management; planning, design and engineering; systems engineering and technical assistance; construction and construction management; operations and maintenance; and decommissioning and closure services.  URS provides services for power, infrastructure, industrial and commercial, and federal projects and programs.  Headquartered in San Francisco, the Company operates through three divisions: the URS Division, the EG&G Division and the Washington Division.  URS Corporation has more than 50,000 employees in a network of offices in more than 30 countries (www.urscorp.com).

TABLES TO FOLLOW
# # #
Statements contained in this earnings release that are not historical facts may constitute forward-looking statements, including statements relating to future revenues, future net income and earnings per share, future amortization of intangible assets, future tax rates, future outstanding shares, future interest expenses and future business, economic and industry conditions.  The Company believes that its expectations are reasonable and are based on reasonable assumptions.  However, such forward-looking statements by their nature involve risks and uncertainties.  We caution that a variety of factors could cause the Company’s business and financial results to differ materially from those expressed or implied in the Company’s forward-looking statements.  These factors include, but are not limited to: an economic downturn; changes in the Company’s book of business; the Company’s compliance with government contract procurement regulations; the Company’s leveraged position and ability to service its debt; restrictive covenants in the Company’s credit facility; the Company’s integration of the Washington Group International, Inc.; the Company’s ability to procure government contracts; the Company’s reliance on government appropriations; the ability of the government to unilaterally terminate the Company’s contracts; the Company’s ability to make accurate estimates and control costs; the Company’s and its partners’ ability to bid on, win, perform and renew contracts and projects; the Company’s dependence on subcontractors and suppliers; customer payment defaults; availability of bonding and insurance; environmental liabilities; liabilities for pending and future litigation; the impact of changes in regulations and laws; a decline in defense spending; industry competition; the Company’s ability to attract and retain key individuals; employee, agent and partner misconduct; risks associated with international operations; business activities in high security risk countries; third party software risks; terrorist and natural disaster risks; the Company’s relationships with its labor unions; the Company’s ability to protect its intellectual property rights; anti-takeover risks and other factors discussed more fully in the Company's Form 10-Q for the quarter ended June 27, 2008, as well as in other reports filed from time to time with the Securities and Exchange Commission.  These forward-looking statements represent only the Company’s current intentions, beliefs or expectations, and any forward-looking statement speaks only as of the date on which it was made.  The Company assumes no obligation to revise or update any forward-looking statements.

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands, except per share data)

	June 27, 2008	December 28, 2007
ASSETS
Current assets:
Cash and cash equivalents, including $152,953 and $161,089 of short-term money market funds, respectively	$277,923	$256,502
Accounts receivable, including retentions of $63,768 and $58,366, respectively	1,031,178	1,015,052
Costs and accrued earnings in excess of billings on contracts in process	1,076,864	1,023,302
Less receivable allowances	(44,071)	(51,173)
Net accounts receivable	2,063,971	1,987,181
Deferred tax assets	131,330	133,888
Prepaid expenses and other assets	177,953	210,807
Total current assets	2,651,177	2,588,378
Investments in unconsolidated affiliates	238,129	206,721
Property and equipment at cost, net	354,876	357,907
Intangible assets, net	546,031	572,974
Goodwill	3,140,154	3,139,618
Other assets	93,208	64,367
Total assets	$7,023,575	$6,929,965
LIABILITIES, MINORITY INTERESTS, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Book overdrafts	$1,104	$15,638
Current portion of long-term debt	18,197	17,964
Accounts payable and subcontractors payable, including retentions of $72,859 and $73,491, respectively	761,667	693,614
Accrued salaries and wages	484,428	486,853
Billings in excess of costs and accrued earnings on contracts in process	250,497	296,752
Accrued expenses and other	197,735	170,782
Total current liabilities	1,713,628	1,681,603
Long-term debt	1,189,765	1,288,817
Deferred tax liabilities	174,600	137,058
Self-insurance reserves	98,647	73,253
Pension, post-retirement, and other benefit obligations	137,337	156,843
Other long-term liabilities	77,629	88,735
Total liabilities	3,391,606	3,426,309
Commitments and contingencies
Minority interests	27,114	25,086
Stockholders’ equity:
Preferred stock, authorized 3,000 shares; no shares outstanding	—	—
Common shares, par value $.01; authorized 200,000 shares; 84,322 and 83,355 shares issued, respectively; and 84,270 and 83,303 shares outstanding, respectively	843	833
Treasury stock, 52 shares at cost	(287)	(287)
Additional paid-in capital	2,812,099	2,797,238
Accumulated other comprehensive income	19,254	16,635
Retained earnings	772,946	664,151
Total stockholders’ equity	3,604,855	3,478,570
Total liabilities, minority interests and stockholders’ equity	$7,023,575	$6,929,965

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME - UNAUDITED
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 27, 2008	June 29, 2007	June 27, 2008	June 29, 2007

Revenues	$2,530,944	$1,243,621	$4,789,971	2,375,637
Cost of revenues	(2,403,013)	(1,164,328)	(4,559,757)	(2,228,639)
General and administrative expenses	(20,458)	(14,011)	(36,636)	(27,608)
Equity in income of unconsolidated affiliates	26,986	3,179	56,732	6,757
Operating income	134,459	68,461	250,310	126,147
Interest expense	(23,126)	(4,051)	(48,745)	(7,991)
Income before income taxes and minority interests	111,333	64,410	201,565	118,156
Income tax expense	(47,534)	(26,725)	(84,985)	(49,031)
Minority interests in income of consolidated subsidiaries, net of tax	(4,374)	(883)	(7,785)	(1,962)
Net income	59,425	36,802	108,795	67,163
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	5	2,206	5,418	3,176
Interest rate swaps, net of tax	7,713	—	(2,799)	—
Comprehensive income	$67,143	$39,008	$111,414	$70,339
Earnings per share:
Basic	$.72	$.71	$1.33	$1.31
Diluted	$.72	$.70	$1.32	$1.28
Weighted-average shares outstanding:
Basic	81,989	51,484	81,897	51,367
Diluted	82,676	52,782	82,563	52,444

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	Three Months Ended		Six Months Ended
	June 27, 2008	June 29, 2007	June 27, 2008	June 29, 2007

Cash flows from operating activities:
Net income	$59,425	$36,802	$108,795	$67,163
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	29,469	9,783	43,843	19,216
Amortization of intangible assets	13,424	249	26,848	500
Amortization of debt issuance costs	2,087	428	4,139	857
Normal profit	(3,414)	(532)	(8,760)	(1,064)
Provision for doubtful accounts	992	1,197	1,473	1,727
Deferred income taxes	19,301	(385)	40,100	(634)
Stock-based compensation	7,663	7,288	14,290	13,924
Excess tax benefits from stock-based compensation	(44)	(2,522)	(342)	(4,022)
Minority interests in income of consolidated subsidiaries, net of tax	4,374	883	7,785	1,962
Changes in operating assets, liabilities and other, net of effects of acquisitions:
Accounts receivable and costs and accrued earnings in excess of billings on contracts in process	(31,968)	(58,573)	(81,060)	(58,139)
Prepaid expenses and other assets	4,315	(7,699)	8,574	(15,282)
Investments in unconsolidated affiliates	1,221	3,400	(13,610)	8,424
Accounts payable, accrued salaries and wages and accrued expenses	133,940	87,820	25,743	39,583
Billings in excess of costs and accrued earnings on contracts in process	(3,358)	2,847	6,412	(39,315)
Other long-term liabilities	6,576	(250)	14,708	(617)
Other assets, net	(18,601)	(7,798)	65	(9,571)
Total adjustments and changes	165,977	36,136	90,208	(42,451)
Net cash from operating activities	225,402	72,938	199,003	24,712
Cash flows from investing activities:
Payment for business acquisition	(630)	—	(2,316)	—
Proceeds from disposal of property and equipment, and sale-leaseback transactions	4,013	—	8,435	—
Investments in unconsolidated affiliates	(9,473)	—	(23,116)	—
Decrease in restricted cash	(574)	—	1,937	—
Capital expenditures, less equipment purchased through capital leases and equipment notes	(30,150)	(8,431)	(45,628)	(13,202)
Net cash from investing activities	(36,814)	(8,431)	(60,688)	(13,202)
Cash flows from financing activities:
Long-term debt principal payments	(102,169)	(35,390)	(104,344)	(35,769)
Net payments under lines of credit and short-term notes	(186)	(83)	(220)	(4,788)
Net change in book overdrafts	376	(30,317)	(14,534)	(2,515)
Capital lease obligation payments	(1,973)	(3,593)	(3,996)	(6,889)
Excess tax benefits from stock-based compensation	44	2,522	342	4,022
Proceeds from employee stock purchases and exercises of stock options	586	1,011	5,858	8,438
Net cash from financing activities	(103,322)	(65,850)	(116,894)	(37,501)
Net increase (decrease) in cash and cash equivalents	85,266	(1,343)	21,421	(25,991)
Cash and cash equivalents at beginning of period	192,657	64,854	256,502	89,502
Cash and cash equivalents at end of period	$277,923	$63,511	$277,923	$63,511

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – UNAUDITED (continued)
(In thousands)

	Three Months Ended		Six Months Ended
	June 27, 2008	June 29, 2007	June 27, 2008	June 29, 2007
Supplemental information:
Interest paid	$20,322	$3,198	$45,916	$8,282
Taxes paid	$24,274	$20,516	$25,824	$46,894

Supplemental schedule of noncash investing and financing activities:
Fair value of assets acquired (net of cash acquired)	$—	$16,888	$—	$16,888
Liabilities assumed	—	127	—	127
Non cash business acquisition	$—	$16,761	$—	$16,761
Equipment acquired with capital lease obligations and equipment note obligations	$4,152	$3,779	$6,671	$11,249

 URS CORPORATION AND SUBSIDIARIES
RECONCILIATION SCHEDULE OF THE IMPACT OF THE AMORTIZATION OF INTANGIBLE ASSETS RELATED TO THE WGI ACQUISITION

Net income and fully diluted EPS excluding the impact of the amortization of the intangible assets related to the WGI acquisition are not computed in accordance with generally accepted accounting principles (“GAAP”).  We presented these amounts to demonstrate the impact of the amortization of these intangible assets related to the WGI acquisition.  These non-GAAP measures may be useful to investors seeking to compare the actual or expected performance of our underlying business with the actual performance of our business in prior periods when no amortization of these intangible assets was required.  Net income and fully diluted EPS excluding the impact of the amortization of intangible assets related to the WGI acquisition should not be used as a substitute for net income and fully diluted EPS prepared in conformity with GAAP, or as a GAAP measure of profitability or cash flow.

Below is the reconciliation of net income and fully diluted EPS, before the impact of the amortization of intangible assets related to the WGI acquisition, to GAAP net income and fully diluted EPS for the second quarter of 2008.

(In millions, except per share data)	Net Income	Fully Diluted EPS
Before the impact of the amortization of intangible assets	$67.0	$.81
Amortization of intangible assets, net of tax	7.6	.09

GAAP amounts	$59.4	$.72

Below is the reconciliation of net income and fully diluted EPS guidance, before the impact of the amortization of intangible assets related to the WGI acquisition, to the GAAP net income and fully diluted EPS guidance for fiscal year 2008.

(In millions)	Range of Net Income	Range of fully diluted EPS
Before the impact of the amortization of intangible assets	$228 to $238	$2.73 to $2.85
Amortization of intangible assets, net of tax	$31	$0.37

GAAP amounts	$197 to $207	$2.36 to $2.48

URS CORPORATION AND SUBSIDIARIES
BOOK OF BUSINESS

(In billions) As of June 27, 2008	Total
Backlog:
Power	$1.4
Infrastructure	2.5
Industrial and commercial	3.6
Federal	10.4
Total Backlog	$17.9

(In billions) As of June 27, 2008	URS Division	EG&G Division	Washington Division	Total
Backlog	$2.9	$8.2	$6.8	$17.9
Designations	1.4	—	1.7	3.1
Option years	0.9	2.3	1.1	4.3
Indefinite delivery contracts	3.7	1.1	0.6	5.4
Total book of business	$8.9	$11.6	$10.2	$30.7

URS CORPORATION AND SUBSIDIARIES
REVENUES AND OPERATING INCOME BY SEGMENT

(In millions)	Three Months Ended June 27, 2008	Three Months Ended June 29, 2007	Six Months Ended June 27, 2008	Six Months Ended June 29, 2007
Revenues
URS Division	$887.6	$802.1	$1,706.8	$1,529.4
EG&G Division	576.2	370.5	1,125.5	708.4
Washington Division	1,081.1	98.3	1,982.7	168.0
Inter-segment, eliminations and other	(14.0)	(27.3)	(25.0)	(30.2)
Total revenues	$2,530.9	$1,243.6	$4,790.0	$2,375.6

Operating income
URS Division	$67.0	$56.3	$124.4	$108.5
EG&G Division	32.7	21.4	59.1	37.2
Washington Division	55.2	5.2	103.4	8.8
Inter-segment and other unallocated operating costs	—	(0.4)	—	(0.7)
General and administrative expenses	(20.5)	(14.0)	(36.6)	(27.6)
Total operating income	$134.4	$68.5	$250.3	$126.2

URS CORPORATION AND SUBSIDIARIES
REVENUE BREAKDOWN BY DIVISION

Three months ended June 27, 2008 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
URS Division	$97	$364	$146	$273	$880
EG&G Division	—	—	575	—	575
Washington Division	410	87	108	471	1,076
Total	$507	$451	$829	$744	$2,531

Six months ended June 27, 2008 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
URS Division	$149	$702	$304	$543	$1,698
EG&G Division	—	—	1,124	—	1,124
Washington Division	758	171	224	815	1,968
Total	$907	$873	$1,652	$1,358	$4,790